Exhibit 99.1


                Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--June 24, 2005--The Board of Directors of Ameron International Corporation (NYSE:AMN) declared a quarterly dividend of 20 cents per share of common stock payable
August 16, 2005 to stockholders of record on July 28, 2005.

    CONTACT: Ameron International
             Gary Wagner, Senior Vice President and Chief Financial Officer, 626-683-4000